UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 19, 2008

______________

Tootie Pie Company, Inc

(Exact name of registrant as specified in its charter)

______________

Nevada	333-135702	72-1602919
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

129 Industry Drive

Boerne, TX  78006

(Address of principal executive offices) (Zip Code)

(210) 737-6600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2008, our Board of Directors approved annual base salary increases effective September 1, 2008 for our executive officers, Don Merrill, our President and Chief Executive Officer, and David Patterson, our Treasurer and Chief Financial Officer.

The following table summarizes the approved base salary increases for Mr. Merrill and Mr. Patterson:

Name/Title	Base Annual Salary Prior to September 1, 2008	Increase in Annual Base Salary effective September 1, 2008	New Annual Base Salary
Don Merrill Chairman of the Board of Directors, President and Chief Executive Officer	$83,000	$15,400	$98,400
David Patterson Treasurer and Chief Financial Officer	$73,000	$14,000	$87,000

This report may contain forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including the risks described in our annual report on Form 10-K and other reports we filed with the Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOOTIE PIE COMPANY, INC.

By:	/s/ DON MERRILL
Don Merrill
President and Chief Executive Officer

Date: September 19, 2008

3